Exhibit 10.63

When recorded return to: Susan M. Saliba, Esq. Edwards Angell Palmer & Dodge LLP 111 Huntington Avenue Boston, MA 02199 (617) 951-3318	(19 Aviation Drive, Houlton, Southern Aroostook County, ME)
OPEN-END MORTGAGE DEED, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING
     THIS OPEN-END MORTGAGE DEED, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (as the same may be amended, restated or otherwise modified from time to time, this “Mortgage”) is dated as of November 30, 2007, between SMITH & WESSON CORP., a Delaware corporation with its principal place of business at 2100 Roosevelt Avenue, Springfield, Massachusetts 01102 (the “Mortgagor”), and TORONTO DOMINION (TEXAS) LLC, a Delaware limited liability company, in its capacity as administrative agent for itself, the Lenders (as defined below) and the other Secured Parties (as defined in the Credit Agreement referred to below), with an office at 31 West 52nd Street, 19th Floor, New York, New York 10019 (together with its successors and assigns, in said capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Credit Agreement referred to below.
RECITALS:
     WHEREAS, this Mortgage is made pursuant to a certain Credit Agreement of even date herewith (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Mortgagor, the other Borrowers thereunder (collectively with the Mortgagor, the “Borrowers”), the Administrative Agent, and the lenders party thereto from time to time (the “Lenders”). The Credit Agreement provides, among other things, for Loans and other financial accommodations to and for the benefit of the Borrowers and the issuance of Letters of Credit thereunder; and
     WHEREAS, the Mortgagor, the Administrative Agent and the other parties thereto have entered into a certain Pledge and Security Agreement of even date herewith (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”); and
     WHEREAS, Smith & Wesson Holding Corporation, a Nevada corporation, the Mortgagor, and the other parties thereto from time to time as guarantors, entered into a certain Holdings/Smith & Wesson Corp. Guaranty of even date herewith in favor of the Administrative Agent (as the same may be amended, restated or otherwise modified from time to time, the “Holdings/S&W Corp. Guaranty”); and
     WHEREAS, the Mortgagor, Thompson/Center Arms Company, Inc., a New Hampshire corporation, and the other parties thereto from time to time as guarantors, entered into a certain Operating Companies Guaranty of even date herewith in favor of the Administrative Agent (as the same may be amended, restated or otherwise modified from time to time, the “Operating Companies Guaranty”); and
     WHEREAS, this Mortgage secures to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the other Secured Parties (all of the following, collectively, the “Secured Obligations”): (a) the due and punctual payment and performance of all indebtedness, obligations and liabilities, now or hereafter existing, of the Mortgagor and the other Borrowers arising under, out of or in connection with the Credit Agreement, any and all promissory notes issued pursuant thereto (including, without limitation, those certain promissory notes of even date herewith issued by one or more of the Borrowers to the order of one or more of the Lenders in the aggregate original principal amount of $123,303,400.23 and any and all other promissory notes issued pursuant to the Credit Agreement, as the same may be amended, extended, restated, substituted or otherwise modified from time to time (the “Notes”)), and the other Loan Documents, including, without limitation, all Loans, all LC Exposure, all advances and readvances of principal and future advances made pursuant to the Credit Agreement and the other Loan Documents, and all other Obligations; (b) the due and punctual payment and performance of all indebtedness, obligations and liabilities, now or hereafter existing, of the Mortgagor and the other guarantors arising under the Holdings/S&W Corp. Guaranty; (c) the due and punctual payment and performance of all indebtedness, obligations and liabilities, now or hereafter existing, of the Mortgagor and the other guarantors arising under the Operating Companies Guaranty; (d) the due and punctual payment and performance of all indebtedness, obligations and liabilities, now or hereafter existing, of the Mortgagor and the other Borrowers arising under, out of or in connection with any and all Swap Agreements, including, without limitation, all Swap Obligations; (e) the due and punctual payment and performance of all indebtedness, obligations and liabilities, now or hereafter existing, of the Mortgagor and the other Borrowers arising under, out of or in connection with any and all cash management services, including, without limitation, all Cash Management Services Obligations; (f) the due and punctual payment and performance of all indebtedness, obligations and liabilities, now or hereafter existing, of the Mortgagor and the other Borrowers arising under, out of or in connection with any and all foreign exchange contracts, including, without limitation, all Foreign

Exchange Obligations; (g) the due and punctual payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage; (h) the performance of the covenants and agreements of the Mortgagor and the other Borrowers contained in this Mortgage, the Credit Agreement, the Security Agreement, the other Loan Documents, and any other agreements, documents or instruments now or hereafter evidencing the Secured Obligations , as applicable; and (i) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; and
     WHEREAS, it is a requirement under the Credit Agreement that the Mortgagor shall have executed and delivered to the Administrative Agent this Mortgage; and
     WHEREAS, the Mortgagor will obtain benefits from the making of the Loans, the issuance of the Letters of Credit and the making of the other financial accommodations as set forth in the Credit Agreement and, accordingly, desires to execute this Mortgage in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make the Loans, issue the Letters of Credit and make the other financial accommodations as set forth in the Credit Agreement.
     NOW THEREFORE, in consideration of the benefits accruing to the Mortgagor, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby makes the following representations and warranties to the Administrative Agent and the other Secured Parties (as hereinafter defined) and hereby covenants and agrees with the Administrative Agent and the other Secured Parties as follows:
ARTICLE 1 — GRANTS OF SECURITY
     Section 1.1 Property Mortgaged. For good and valuable consideration, in order to secure the Secured Obligations , the Mortgagor does hereby irrevocably give, grant, bargain, sell, convey, assign, confirm, grant a first priority mortgage and security interest in, and transfer to the Administrative Agent, WITH MORTGAGE COVENANTS, UPON THE STATUTORY CONDITION AND WITH THE STATUTORY POWER OF SALE, all of the following property, rights, interests and estates now owned, or hereafter acquired, by the Mortgagor (collectively, the “Property”):
     (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (collectively, the “Land”), together with additional lands, estates and development rights hereafter acquired by the Mortgagor for use in connection with the development, ownership or occupancy of such real property, and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Mortgage;
     (b) Improvements. The buildings, structures, fixtures, additions, accessions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);
     (c) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both at law and in equity, of the Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
     (d) Fixtures and Personal Property. All machinery, equipment, goods, inventory, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by the Mortgagor, or in which the Mortgagor has or shall have any right, title or interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future use, maintenance, enjoyment, operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by the Mortgagor, or in which the Mortgagor has or shall have any right, title or interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements, and the right, title and interest of the Mortgagor in and to any of the Personal Property (as hereinafter defined), and all proceeds and products of the above;
     (e) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, whether before or after the filing by or against the Mortgagor of any petition for relief under 11 U.S.C. § 101 et seq., as the same maybe amended from time to time (the “Bankruptcy Code”) (individually, a “Lease”; collectively, the “Leases”) and all right, title and interest of the Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents (including all tenant security and other deposits), additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against the Mortgagor of any petition for relief under the Bankruptcy Code (collectively the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations ;
     (f) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;
     (g) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
     (h) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
     (i) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;
     (j) Rights. The right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of the Administrative Agent in the Property;
     (k) Agreement. Except for those agreements that by their terms are not assignable, all agreements, contracts (including purchase, sale, option, right of first refusal and other contracts pertaining to the Property), certificates, instruments, franchises, permits, licenses, approvals, consents, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property (including any Improvements or respecting any business or activity conducted on the Land and any part thereof) and all right, title and interest of the Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to the Mortgagor thereunder (each a “Property Agreement” and collectively, the “Property Agreements”);
     (l) Other Rights. Any and all other rights of the Mortgagor in and to the Property and any accessions, renewals, replacements and substitutions of all or any portion of the Property and all proceeds and products of the Property or any portion thereof; and
     (m) Books and Records. All books and records relating to any of the foregoing.
     Section 1.2 Assignment of Rents. The Mortgagor hereby absolutely and unconditionally assigns to the Administrative Agent for the benefit of itself, the Lenders and the other Secured Parties all of the Mortgagor’s right, title and interest in and to all current and future Leases and Rents; it being intended by the Mortgagor that this assignment constitutes a present, absolute and unconditional assignment and not an assignment for additional security only; provided that the Mortgagor will be entitled to receive such Rents until an Event of Default has occurred hereunder.
     Section 1.3 Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code as adopted and enacted by the State or States where any of the Property is located (the “Uniform Commercial

Code”). The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of the Mortgagor in the Property. The Mortgagor by executing and delivering this Mortgage has granted and hereby grants to the Administrative Agent for the benefit of itself, the Lenders and the other Secured Parties, as security for the Secured Obligations , a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called in this paragraph the “Collateral”). This Mortgage shall also be effective as a “fixture filing” as to Property which is or is to become fixtures. For purposes of this Section 1.3, (i) the Mortgagor shall be deemed the “Debtor” with the address set forth for the Mortgagor in the first paragraph of this Mortgage which the Mortgagor certifies as accurate; (ii) the Administrative Agent shall be deemed to be the “Secured Party” with the address set forth for the Administrative Agent in the first paragraph of this Mortgage and shall have all of the rights of a secured party under the Uniform Commercial Code, (iii) this Mortgage covers all items of the Property which constitute personal property and which are or will become fixtures on the Land, (iv) the Mortgagor is the record owner of the Land, (v) the organizational identification number of the Mortgagor is 2114661, (vi) the Mortgagor is a corporation organized under the laws of the State of Delaware, and (vii) the exact legal name of the Mortgagor is Smith & Wesson Corp. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. The Mortgagor shall promptly advise Administrative Agent of the accrual of any commercial tort claims involving the Property. In the event of any change in name, identity, structure, or jurisdiction or form of organization of the Mortgagor, the Mortgagor shall notify the Administrative Agent thereof in accordance with the Security Agreement. The Administrative Agent shall be authorized to prepare and file (without the signature of the Mortgagor) such Uniform Commercial Code forms as Agent may deem necessary from time to time to maintain the priority of the Administrative Agent’s lien upon and security interest in the Property, and the Mortgagor shall pay all expenses and fees in connection with such filings. Notwithstanding anything to the contrary contained in this Mortgage, the mortgage lien and security interest created by the Mortgage shall not extend to, and the term “Property” shall not include, any Excluded Property (as such term is defined in the Security Agreement).
     Section 1.4 Pledge of Monies Held. The Mortgagor hereby assigns to the Administrative Agent all insurance proceeds paid in connection with the Property and all condemnation awards and payments described in Section 3.4, as additional security for the Secured Obligations and shall be paid and applied in accordance with the Credit Agreement.
CONDITIONS TO GRANT
     TO HAVE AND TO HOLD the above granted and described Property unto the Administrative Agent, and the successors and assigns of the Administrative Agent, forever, PROVIDED, HOWEVER, the Administrative Agent shall release this Mortgage and the lien hereof by proper instrument upon indefeasible payment in full in cash and discharge of all Secured Obligations and the termination of all commitments of the Administrative Agent and the Lenders to the Borrowers thereunder (including, without limitation, all commitments to make advances and readvances of principal), including payment of all reasonable expenses incurred by the Administrative Agent in connection with the preparation and execution of such release. Notwithstanding the foregoing, the Mortgagor’s obligation to indemnify and hold harmless the

Administrative Agent and the other Secured Parties pursuant to the provisions hereof with respect to matters relating to any period of time during which this Mortgage was in effect shall survive any such payment or release.
ARTICLE 2 — OBLIGATIONS SECURED
     Section 2.1 Loans and Other Obligations; Open-End Mortgage. This Mortgage and the grants, security interests, assignments and transfers made in Article 1 are given for the purpose of securing the Secured Obligations, in such order of priority as specified in the Credit Agreement. This Mortgage is an open-end mortgage which secures existing indebtedness, “Future Advances,” “Protective Advances” and “Contingent Obligations” as such terms are defined in 33 M.R.S.A. § 505, as the same may be amended or replaced. The maximum aggregate principal amount of all Secured Obligations secured by this Mortgage, including Future Advances but excluding Protective Advances, shall not at any time exceed the total amount of $123,303,400.23. This Mortgage shall also secure Contingent Obligations in the maximum amount of $123,303,400.23. The Future Advances secured hereby shall be made to or for the account of the Mortgagor and the other Borrowers and may be made under the Notes or any of the other Loan Documents, as the same may be amended, or may be made pursuant to promissory notes, line of credit agreements or other instruments evidencing such Future Advances which may be hereafter executed and delivered by Mortgagor or the other Borrowers to any of the Secured Parties. All provisions of this Mortgage shall apply to each Future Advance as well as to all other Obligations secured hereby. Nothing herein contained, however, shall limit the amount secured by this Mortgage if such amount is increased by Protective Advances made by the Administrative Agent or any other Secured Party, as herein elsewhere provided. In the event that any notice described in subsections 5(A) or (B) of 33 M.R.S.A. § 505 (or any similar successor provision) is recorded or is received by the Administrative Agent, any commitment, agreement or obligation to make future advances to or for the benefit of the Mortgagor shall immediately cease and, at Administrative Agent’s option, any such notice shall constitute an Event of Default hereunder.
ARTICLE 3 — MORTGAGOR COVENANTS
     Section 3.1 Payments. The Mortgagor shall promptly pay and perform all of the Secured Obligations when due in accordance with the Credit Agreement and the other Loan Documents.
     Section 3.2 Insurance. The Mortgagor shall obtain and maintain all of the insurance required pursuant to Section 6.09 of the Credit Agreement. The Mortgagor will promptly give written notice of any casualty or other insured damage to any material portion of the Property to the Administrative Agent in accordance with Section 6.10 of the Credit Agreement. Any and all insurance proceeds payable to the Mortgagor from any such casualty or other insured damage are hereby assigned to the Administrative Agent and shall be paid and applied in accordance with Section 2.17 of the Credit Agreement.
     Section 3.3 Payment of Taxes, Etc. The Mortgagor shall pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, all premiums for insurance, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property as the same become due and payable, subject to the Mortgagor’s right to contest the same as and to the extent permitted by the Credit Agreement. The Mortgagor will deliver to the Administrative Agent, promptly upon the Administrative Agent’s request, evidence satisfactory to the Administrative Agent that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. The Mortgagor shall not allow and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with the Administrative Agent in accordance with the terms of this Mortgage, the Mortgagor shall furnish to the Administrative Agent, upon the Administrative Agent’s request, paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent. The Mortgagor pay when due all operating costs of the Property.
     Section 3.4 Condemnation. If any action shall be commenced or any written notice shall be received for the taking by exercise of the power of eminent domain of title to or the temporary use of all or any part of the Property, or in the event of any private sale in lieu thereof (in any case, a “Taking”), the Mortgagor will promptly give written notice thereof to the Administrative Agent in accordance with Section 6.10 of the Credit Agreement. Any and all proceeds payable to the Mortgagor from any award made in respect of any Taking are hereby assigned to the Administrative Agent; any and all proceeds of any Taking paid to the Mortgagor or the Administrative Agent shall be paid and applied in accordance with Section 2.17 of the Credit Agreement.
     Section 3.5 Maintenance of Property. The Mortgagor shall cause the Property to be maintained and operated in a good and safe condition and repair and in at least as good condition and repair as same was on the date hereof or in such better condition as same may thereafter be put (ordinary wear and tear excepted but damage from casualty expressly not excepted), and will not commit or suffer any waste of any of the Property. The Mortgagor shall not use, maintain or operate the Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. Except as provided in Section 7.05 of the Credit Agreement, the Improvements and the Collateral shall not be removed, demolished or materially altered without the prior written consent of the Administrative Agent. The Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.4 hereof, to a condition substantially similar to the condition immediately prior to the foregoing, whether or not proceeds of insurance (or proceeds in connection with any Taking) are available or sufficient for the purpose. The Mortgagor shall complete within a reasonable time and pay for any structure or other Improvement now or at any time in the process of construction or repair on the Land.
     Section 3.6 Use of Property; Zoning. The Mortgagor covenants that the Property shall be used only for purposes permitted by applicable zoning laws. The Mortgagor further covenants that the Mortgagor will not change or permit any change in the use or general nature of the occupancy of the Property as it exists as of the date of this Mortgage, without the Administrative Agent’s prior written consent. The Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law (including, without limitation, any zoning reclassification) or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, the Mortgagor will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of the Administrative Agent. The Mortgagor shall not take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of management.
     Section 3.7 Compliance with Laws, etc. The Mortgagor shall promptly comply, in all respects, with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof, including, but not limited to, the Americans with Disabilities Act (the “ADA”) (collectively “Applicable Laws”), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Mortgagor shall keep the Property in compliance in all respects with all Applicable Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Mortgagor shall give prompt notice to the Administrative Agent of the receipt by the Mortgagor of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws. The Mortgagor shall take appropriate measures to prevent and will not engage in or knowingly permit any illegal activities at the Property. The Mortgagor shall obtain and maintain in full force and effect, and abide by and satisfy the terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage. The Mortgagor shall comply with the terms and conditions of the Property Agreements and will not amend, supplement or terminate any material Property Agreement without, in each instance, the prior written consent of the Administrative Agent.
     Section 3.8. Books and Records. The Mortgagor shall comply with all record keeping and financial disclosure requirements as set forth in the Credit Agreement.
     Section 3.9 Deposits for Taxes and Other Charges. At any time after the occurrence of an Event of Default hereunder, the Mortgagor, upon request from the Administrative Agent, will pay to the Administrative Agent, on the first day of each and every month thereafter ensuing, in addition to any other payments required hereunder, under the Credit Agreement and/or under any of the other Loan Documents, an amount equal to 1/12th of all Taxes and Other Charges on or against any of the Property to become payable during the ensuing 12 months, as estimated from time to time by the Administrative Agent (but with the first such payment to be in such amount as shall, with the succeeding payments, be sufficient to pay all such amounts at least 30 days before they become due and payable), such sums to be held by the Administrative Agent (but without any obligation to pay interest thereon, except to the extent required by law) and applied to the payment of such premiums, taxes and assessments. If the sums collected under this Section 3.9 are insufficient to pay the Taxes and Other Charges as they become due and payable, then the Mortgagor shall pay to the Administrative Agent promptly upon demand any amount necessary to make up the deficiency on or before the date when such amounts shall be due. Any amount collected hereunder from time to time, until the same shall be applied as above provided, shall constitute additional collateral security for the indebtedness secured by this Mortgage; and in the event of any Event of Default, any part or all of such amounts may be applied by the Administrative Agent, at its option, to the Secured Obligations pursuant to the Credit Agreement. If the funds so deposited exceed the amount required to pay such Taxes and Other Charges for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of the Administrative Agent. The Administrative Agent, in making any payment hereby authorized relating to Taxes and/or Other Charges, may do so according to any bill, statement or estimate procured from the appropriate person, entity or office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof.
     Section 3.10 Leases.
     (a) The Mortgagor shall not without the Administrative Agent’s prior written consent (i) execute or permit to exist any Lease of the Property or any portion thereof, (ii) amend or modify any Lease, (iii) execute any assignment or pledge of any Lease or of the rents or any part thereof from the Property, other than the assignment herein to the Administrative Agent, (iv) except where the lessee under any Lease is in default thereunder, terminate or consent to the cancellation or surrender of such Lease, (v) accept any prepayments of any installment of rents to become due under any Lease for a period exceeding one month, (vi) permit the deferral of or waive or postpone the payment of any rental payment under any Lease, or (vii) permit any transfer or assignment of any Lease or the sublease of the property subject to any Lease.
     (b) The Mortgagor shall at all times timely and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases to be kept and performed by the lessor thereunder and shall at all times do all things necessary to compel performance by the lessee under each Lease of all obligations, covenants and agreements by such lessee to be performed thereunder.
     (c) The Mortgagor shall furnish to the Administrative Agent, within thirty (30) days after each request by the Administrative Agent to do so, a written statement in respect of any or all of the Leases setting forth the space occupied, the rentals payable thereunder, and such other information as the requesting party may reasonably request.
     Section 3.11 Prohibition of Liens and Transfers. Mortgagor shall not, without the prior written consent of the Administrative Agent or except as otherwise expressly permitted by the Credit Agreement, sell, convey, alienate, mortgage, transfer or suffer the transfer (whether voluntary or involuntary) of, or the imposition of any lien or encumbrance (including, without limitation, any mechanics’, materialmen’s or like lien or claim or other lien or claim for lien) with respect to, legal title to or any beneficial interest in the Property or any portion thereof other than Permitted Encumbrances and the other Liens expressly permitted by Section 7.02 of the Credit Agreement, and will not without the prior written consent of the Administrative Agent lease, license or permit any other person to occupy the whole or any part of the Property, but no such consent by the Administrative Agent shall in any event be deemed a waiver or release of any of the provisions of this Section 3.11 nor a consent to any such sale, conveyance, alienation, mortgage, transfer, leasing, licensing or permission to use or occupy any of the Property on any future occasion, and no such consent nor any such sale, alienation, mortgage, conveyance, transfer, leasing, licensing or permission shall release or discharge the Mortgagor from any obligations or liabilities hereunder, all of which shall continue to be direct and primary in any event. If the Mortgagor now or hereafter is permitted to create or to maintain any lien or encumbrance on any or all of the Property securing any indebtedness or other obligations, the Mortgagor will fully and promptly fulfill and observe each and every covenant and condition contained in each of the agreements and instruments evidencing, securing or otherwise relating to said indebtedness or other obligations. Any sale, alienation, mortgage, conveyance, transfer, leasing or licensing of the Property made in contravention of this Section 3.11 shall be null and void and of no force and effect. The Mortgagor agrees to bear and shall pay or reimburse the Administrative Agent on demand for all reasonable expenses (including, without limitation, all recording costs, reasonable in-house and outside attorneys’ fees and disbursements and title search costs) incurred by the Administrative Agent in connection with the review, approval and documentation of any such sale, alienation, mortgage, conveyance, transfer, leasing or licensing of the Property.
     Section 3.12 Right to Perform the Mortgagor’s Covenants. In the event of any default in the performance of any of the Mortgagor’s covenants or agreements herein, whether or not an Event of Default shall have occurred, the Administrative Agent may, at the option of the Administrative Agent, perform the same, and the Administrative Agent may also take all such actions as it deems desirable to prevent or cure any situation or circumstance which might, with the passage of time or giving of notice or both, become an Event of Default. The costs of any and all performance and actions taken under this Section 3.12 shall be paid by the Mortgagor to the Administrative Agent on demand, with interest at the highest applicable rate set forth in the Credit Agreement (the “Default Rate”), as from time to time in effect, such interest to accrue from the date such cost is incurred by the Administrative Agent through the date of payment by the Mortgagor, and all such costs and such interest shall be secured by this Mortgage.
     Section 3.12. Entry. The Administrative Agent and any persons authorized by the Administrative Agent shall have the right to enter any or all of the Land and Improvements to inspect the Property pursuant to Section 6.06 of the Credit Agreement.
ARTICLE 4 — REPRESENTATIONS AND WARRANTS
     The Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with the Administrative Agent and the other Secured Parties, and their respective successors and assigns, that:
     Section 4.1 Title. The Mortgagor has good, marketable and indefeasible fee simple title to the Land and the Improvements and good title or valid rights and interests in and to the other Property, subject only to the Permitted Encumbrances and the other Liens expressly permitted by Section 7.02 of the Credit Agreement. The possession of the Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of the Mortgagor’s knowledge. Further, the Mortgagor has full power and lawful authority to grant, bargain, sell, convey, assign, transfer, encumber, mortgage and grant a security interest in, its interest in the Property in the manner and form hereby done or intended. The Mortgagor will preserve its interest in and title to the Property and will forever warrant and defend the same to the

Administrative Agent against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Encumbrances and the other Liens expressly permitted by Section 7.02 of the Credit Agreement. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by the Administrative Agent in the event the Administrative Agent (or its designee) or any other Secured Party acquires title to the Property pursuant to any foreclosure.
     Section 4.2 No Foreign Person. The Mortgagor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.
     Section 4.3 Permitted Encumbrances. The Permitted Encumbrances and the other Liens expressly permitted by Section 7.02 of the Credit Agreement do not and will not materially interfere with the security of this Mortgage or materially and adversely affect (1) the ability of the Mortgagor to generate income from the Property sufficient to pay and perform the Secured Obligations in a timely manner or (2) the use of the Property for the use currently being made thereof, the operation of the Property as currently being operated or the value of the Property.
     Section 4.4 First Lien. Upon the execution by the Mortgagor and the recording of this Mortgage, and upon the filing of UCC financing statements or amendments thereto, the Administrative Agent will have a valid first priority mortgage lien on the Property and a valid, perfected, first priority security interest in all Collateral secured hereby, subject to no liens, charges or encumbrances other than the Permitted Encumbrances and the other Liens expressly permitted by Section 7.02 of the Credit Agreement.
     Section 4.5 Access/Utilities. The Property has adequate rights of access to public ways and is served by adequate gas, electric, cable, telephone, water, storm sewer, sanitary sewer and storm drain facilities. All public utilities (including, but not limited to, the foregoing) necessary to the continued use, enjoyment, occupancy, operation and disposition of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property. All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Land and the Improvements have been completed, have been publicly dedicated and accepted by the appropriate municipal authority and are open and provide public ingress and egress to the Land and the Improvements, or are the subject of irrevocable, perpetual access easements without condition or cost to the Mortgagor and which easements are for the benefit of the Property and subject to the approval of the Administrative Agent. All liquid and solid waste disposal, septic and sewer systems located on the Property are to the Mortgagor’s actual knowledge in a good and safe condition and repair and in compliance with all Applicable Laws.
     Section 4.6 Taxes Paid. The Mortgagor has filed all federal, state, county and municipal tax returns required to have been filed by the Mortgagor with respect to the Property, and has paid such returns or to any notice of assessment received by the Mortgagor, and the Mortgagor has no knowledge of any basis for additional assessment with respect to such taxes, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a

Material Adverse Effect. Further, the Property is free from delinquent water charges, sewer rents, taxes and assessments. The Mortgagor and the Property are free from any past due obligations for sales and payroll taxes.
     Section 4.7 Single Tax Lot. The Land consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Land and no portion of the Land lies in any other tax lot.
     Section 4.8 Flood Zone. The Property is not located in a flood hazard area as defined by the Federal Insurance Administration.
     Section 4.9 Misstatements of Fact. To the best of the Mortgagor’s knowledge, no statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading. To the best of the Mortgagor’s knowledge, there is no fact presently known to the Mortgagor which has not been disclosed which materially adversely affects, nor as far as the Mortgagor can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of the representing party.
     Section 4.10 Condition of Improvements. The Property is free and clear of any damage that would materially and adversely affect its value and, without limiting the foregoing, the Property has not been damaged by fire, water, flood, wind, accident or other cause of loss or casualty, and any previous damage to the Property has been fully restored. The Improvements are structurally sound, in good repair and free and clear of any defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition, ordinary wear and tear excepted. The Property and the present and contemplated use and occupancy thereof are substantially in compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws.
     Section 4.11 Approvals. The Mortgagor has obtained all necessary certificates, permits, licenses and other approvals, governmental and otherwise, necessary for the use, occupancy and operation of the Property and the conduct of its business (including, without limitation, certificates of completion and certificates of occupancy) and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.
     Section 4.12 No Condemnation. No part of any Property has been taken in condemnation or any like proceeding, nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Property.
     Section 4.13 No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full, and there are no mechanics, laborers or materialmen’s liens or claims outstanding for work, labor or materials affecting the Property, whether prior to, equal with or subordinate to the lien of this Mortgage.
     Section 4.14 Leases. As of the date hereof, there is no Lease affecting the Property or any portion thereof. To the extent the Mortgagor enters into any Lease with respect to the Property or any portion thereof (all in accordance with the terms of this Mortgage), the Mortgagor shall deliver to the Administrative Agent a true, correct and complete copy of each such Lease when any such Lease is executed. Each such Lease shall constitute the legal, valid and binding obligation of the Mortgagor and, enforceable against the tenant thereof. To the extent the Mortgagor enters into any Lease with respect to the Property or any portion thereof (all in accordance with the terms of this Mortgage), the Mortgagor agrees that no such Lease will contain an option or right of first refusal to purchase all or any portion of the Property or any present or future interest therein, the Mortgagor agrees to furnish the Administrative Agent when any such Lease is executed a tenant estoppel certificate and lease subordination, nondisturbance and attornment agreement executed by the tenant under such Lease and in form and substance reasonably satisfactory to the Administrative Agent. Further, upon demand, the Mortgagor will collaterally transfer and assign to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the lessor’s interest in any lease now or hereafter affecting the whole or any part of the Property.
     Section 4.15 Security Agreement. There are no security agreements or UCC financing statements affecting any of the Property other than the Security Agreement and the UCC financing statements filed and/or recorded in favor of the Administrative Agent, and the Permitted Encumbrances and the other Liens expressly permitted by Section 7.02 of the Credit Agreement.
     Section 4.16 Omissions. All reports, certificates, affidavits, statements and other data furnished to the Administrative Agent by or on behalf of the Mortgagor in connection with the Loan Documents are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements therein not materially misleading.
ARTICLE 5 — FURTHER ASSURANCES
     Section 5.1 Further Acts. The Mortgagor will, at the cost of the Mortgagor, and without expense to the Administrative Agent, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, financing statements, confirmation statements and assurances as the Administrative Agent shall, from time to time, require, for the better assuring, conveying, assigning, transferring, perfecting and confirming unto the Administrative Agent the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Administrative Agent, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage, or for complying with all Applicable Laws. The Mortgagor, on demand, will execute and deliver and hereby authorizes the Administrative Agent to execute in the name of the Mortgagor or without the signature of the Mortgagor to the extent the Administrative Agent may lawfully do so, one or more UCC financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of the Administrative Agent in the Property. The Mortgagor grants to the Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Administrative Agent at law and in equity, including without limitation such rights and remedies available to the Administrative Agent pursuant to this Mortgage. Upon receipt of an affidavit of an officer of the Administrative Agent as to the loss, theft, destruction or mutilation of all or any of the Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Loan Document, the Mortgagor, at its expense, will issue or caused to be issued, in lieu thereof, a replacement Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document and otherwise of like tenor.
     Section 5.2 Changes in Tax, Debt Credit and Documentary Stamp Laws. If any law is enacted or adopted or amended after the date of this Mortgage which imposes a tax, either directly or indirectly, on the Secured Obligations or the interest of the Administrative Agent or any other Secured Party in the Property, requires revenue or other stamps to be affixed to any of the Loan Documents, or imposes any other tax or charge on the same, the Mortgagor will pay the same, with interest and penalties thereon, if any. If the Administrative Agent is advised by counsel chosen by it that the payment of tax by the Mortgagor would be unlawful or taxable to the Administrative Agent or any other Secured Party or unenforceable or provide the basis for a defense of usury, then the Administrative Agent shall have the right and option, by written notice to the Mortgagor of not less than ninety (90) calendar days, to declare an Event of Default to exist under this Mortgage and to declare the Secured Obligations immediately due and payable. The Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Secured Obligations for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof; for real estate tax purposes by reason of this Mortgage or the Secured Obligations . If such claim, credit or deduction shall be required by law, the Administrative Agent shall have the option, by written notice of not less than ninety (90) calendar days, to declare an Event of Default to exist under this Mortgage and to declare the Secured Obligations immediately due and payable.
     Section 5.3 Confirmation Statements. After request by the Administrative Agent, the Mortgagor, within ten (10) days, shall furnish the Administrative Agent or any proposed assignee with a statement, duly acknowledged and certified, confirming to the Administrative Agent (or its designee) (i) the original principal amount of the Secured Obligations, (ii) the unpaid principal amount of the Secured Obligations , (iii) the rate of interest of the Secured Obligations , (iv) the terms of payment and maturity date of the Secured Obligations , (v) the date installments of interest and/or principal were last paid, and (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Loan Documents.
ARTICLE 6 — DEFAULT
     Section 6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

     (a) if any Event of Default occurs under the Credit Agreement; or
     (b) if any of the Mortgagor’s representations or warranties hereunder shall prove to be untrue or incomplete in any material fashion when made (or deemed to be repeated); or
     (c) if the Mortgagor shall (except as hereinabove expressly provided or expressly provided in the Credit Agreement or except as the Administrative Agent may otherwise expressly approve in writing) lease, sell, convey, alienate, mortgage, transfer, or suffer the transfer (whether voluntary or involuntary) of, or imposition of any lien or encumbrance (including, without limitation, any mechanics’, materialmen’s or like lien or claim or other lien or claim for lien) with respect to, legal title to or any beneficial interest in the Property or any portion thereof; or
     (d) if the Mortgagor shall be in default in the payment of any monies that may be due pursuant to this Mortgagor or if the Mortgagor shall be in default under Section 3.2 (Insurance) of this Mortgage, Section 3.3 (Payment of Taxes, etc.) of this Mortgage, or Section 3.10 (Leases) of this Mortgage; or
     (e) if at any time this Mortgage shall not constitute a good and valid, fully perfected mortgage lien on and security interest in all of the Property, subject in priority only to Permitted Encumbrances and the other Liens expressly permitted by Section 7.02 of the Credit Agreement; or
     (f) if Administrative Agent receives any notice described in subsections 5(A) or (B) of 33 M.R.S.A. § 505 or any similar successor provision, as the same may be amended or replaced from time to time; or
     (g) if the Mortgagor defaults in the performance or observance of any other agreement of the Mortgagor contained in this Mortgage and such default is not remedied within thirty (30) days after the earlier of knowledge of such breach or notice thereof from the Administrative Agent.
ARTICLE 7 — RIGHTS AND REMEDIES
     Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Mortgagor agrees that the Administrative Agent may exercise any or all of the following remedies, in addition and without prejudice to, and without limiting or otherwise impairing, any other rights or remedies provided by law or this Mortgage or any other agreement between the Mortgagor and the Administrative Agent or the other secured parties (including, without limitation, the rights and remedies under the Credit Agreement and the other Loan Documents the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as the Administrative Agent may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Administrative Agent:
     (a) Right to Accelerate. The Administrative Agent may by written notice to the Mortgagor declare immediately due and payable the Secured Obligations (whether fixed or matured or merely contingent), as well as all other amounts secured hereby, whereupon all such amounts shall become immediately due and payable without any further action or notice.
     (b) Right of Entry. The Administrative Agent may, with or without process of law, enter upon the Property, or any part thereof, and take exclusive and peaceful possession of the Property and of all books, records, and accounts relating thereto and to exercise without interference from the Mortgagor any and all rights which the Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Property, including without limitation the right to make repairs and alterations to the Property as the Administrative Agent deems necessary or desirable and the right to rent the same for the account of the Mortgagor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Administrative Agent in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property (including, without limitation, altering or repairing the Property) and to apply the remainder of such Rents in such manner as the Administrative Agent may elect. All such costs, expenses, and liabilities incurred by the Administrative Agent in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Property (including, without limitation, altering or repairing the Property), if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by the Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate, all of which shall constitute a portion of the Secured Obligations . Upon such entry, the Mortgagor will pay over to the Administrative Agent all security deposits and will cooperate in all reasonable ways in the Administrative Agent’s collection of rents, including, without limitation, execution of a written notice to each lessee or occupant directing that rent be paid directly to the Administrative Agent. The Administrative Agent shall not be accountable for more monies than it actually receives from the Property, nor shall it be liable for failure to collect rents or enforce other obligations. The Administrative Agent reserves within its own discretion the right to determine the method of collection and the extent to which enforcement of collection of delinquent rents or the eviction of delinquent tenants is prosecuted. Nothing in this Subsection 7.1(b) shall impose any duty, obligation, or responsibility upon the Administrative Agent or any Secured Party for the control, care, management, leasing, or repair of the Property, nor for the carrying out of any of the terms and conditions of any Lease; nor shall it operate to make the Administrative Agent or any Secured Party responsible or liable for any waste committed on the Property by the tenants or by any other parties, or for any hazardous substances or environmental conditions on or under the Property, or for any dangerous or defective condition of the Property or for any negligence in the management, leasing, upkeep, repair, or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. The Mortgagor hereby assents to, ratifies, and confirms any and all actions of the Administrative Agent with respect to the Property taken under this subsection. Entry under this Section shall not operate to release the Mortgagor from any sums to be paid or covenants or agreements to be performed under this Mortgage.
     (c) Foreclosure — Power of Sale. For any breach of the Mortgage, the Administrative Agent shall have the STATUTORY POWER OF SALE as provided in 33

M.R.S.A. § 501-A and any and all other rights and remedies under Maine law. The Administrative Agent shall have the STATUTORY POWER OF SALE and, with or without an entry as aforesaid, may sell the Property or any part or parts of the same, either as a whole or in parts or parcels, together with any improvements that may be thereon, by public auction in accordance with the statutes of the State of Maine relating to the foreclosure of a mortgage by the exercise of a Power of Sale, and may convey the same by proper deed or deeds or bill or bills of sale to the purchaser or purchasers absolutely and in fee simple; and such sale shall forever bar the Mortgagor and all persons claiming under it from all right and interest in the Property, whether at law or in equity. The Mortgagor covenants with the Administrative Agent that the Mortgagor, in case a sale shall be made under the power of sale, will upon request execute, acknowledge and deliver to the purchaser or purchasers a deed or deeds of release confirming such sale, and the Administrative Agent is irrevocably appointed the Mortgagor’s attorney to execute and deliver to said purchaser such a deed or deeds and a full transfer of all policies of insurance on any of the Property at the time of such sale. In the event of foreclosure sale, the Administrative Agent shall be entitled to retain one (1%) percent of the purchase price in addition to the costs, charges and expenses allowed under the Statutory Power of Sale and in addition to all other sums which the Administrative Agent may otherwise be entitled to retain. In the event that the Administrative Agent in the exercise of the power of sale herein given elects to sell in parcels, such sales may be held from time to time and the power of sale shall not be exhausted until all of the Property shall have been sold.
     (d) Administrative Agent’s Judicial Remedies. The Administrative Agent may proceed by suit or suits, at law or in equity, to enforce the payment of the Secured Obligations to foreclose the liens and security interests of this Mortgage as against all or any part of the Property, and to have all or any part of the Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Administrative Agent under the Credit Agreement, this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of the Administrative Agent.
     (e) Administrative Agent’s Right to Appointment of Receiver. The Administrative Agent may have a receiver appointed to enter and take possession of all or any portion of the Property, collect the rents, issues and profits therefrom, and apply the same as the court may direct, and the Administrative Agent shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Property as security for the amounts due hereunder, or the availability of other collateral, or the solvency of any person or other entity liable for the payment of such amounts. Such receiver may also take possession of, and for these purposes use, any and all Equipment and other personal property of the Mortgagor contained in or on any of the Property. The expense (including receiver’s fees, counsel fees, costs and agents’ compensation) incurred pursuant to the powers herein contained shall be secured hereby. The right to enter and take possession of all or any portion of the Property, to manage and operate the same, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative with any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. The Administrative Agent or any such receiver shall be liable to account only for such rents, issues and profits actually received by it, less the Administrative Agent’s or such receiver’s costs and expenses, as aforesaid, and neither the Administrative Agent nor such receiver shall be under any obligation to collect any such rents, issues and profits, nor will the Administrative Agent or such receiver be liable to the Mortgagor for any other act or omission upon such entry and taking possession of all or any portion of the Property.
     (f) Uniform Commercial Code Remedies. The Administrative Agent may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Collateral, and the Administrative Agent may deal with same as Collateral under the Uniform Commercial Code or as real property as provided in this Article, or in part one and in part the other, to the extent permitted by law. Such rights shall include the following:
          (i) The Administrative Agent may enter upon all or any portion of the Property and may take possession of the Collateral or render the Collateral unusable by process of law or peaceably without process of law. In such event the Mortgagor shall peacefully and quietly yield up and surrender the Collateral and shall, upon request from the Administrative Agent, assemble it and make it available to the Administrative Agent at a place designated by the Administrative Agent that is reasonably convenient to the Mortgagor and the Administrative Agent.
          (ii) The Administrative Agent may dispose of all or any part of the Collateral on the Mortgagor’s premises or elsewhere without any liability to the Mortgagor for any damage whatsoever; provided, however, that every aspect of any such disposition by the Administrative Agent, including the method, manner, time, place and terms, must be commercially reasonable. Notice given to the Mortgagor at least 10 days before an event shall constitute reasonable notification of such event under the Uniform Commercial Code. Any proceeds of any disposition of any of the Collateral may be applied by the Administrative Agent to the payment of expenses in connection with the disposition of the Collateral, including reasonable attorneys’ fees, and then to the other obligations secured hereby, all in accordance with the Credit Agreement.
     (g) Leases. The Administrative Agent, with or without entry under this Section, may collect and receive all rents accruing under any Lease of the Property or any portion thereof, including amounts past due, as well as those accruing thereafter. In the event of a foreclosure sale, neither the Administrative Agent nor any person claiming under it shall have any obligation to account to the Mortgagor for any rents, issues or profits accruing from the Property or any part thereof after such sale.
     (h) Other Rights. The Administrative Agent (i) may surrender the policies maintained pursuant to this Mortgage or any part thereof and upon receipt shall apply the unearned premiums as a credit on the Secured Obligations, and, in connection therewith, the Mortgagor hereby appoints the Administrative Agent as the agent and attorney-in-fact

(which is coupled with an interest and is therefore irrevocable) for the Mortgagor to collect such premiums.
     (i) Discontinuance of Remedies. In case the Administrative Agent shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, the Administrative Agent shall have the unqualified right so to do and, in such event, the Mortgagor and the Administrative Agent shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Property or otherwise, and the rights, remedies, recourses and powers of the Administrative Agent shall continue as if same had never been invoked.
     (j) Remedies Cumulative. All rights, remedies, and recourses of the Administrative Agent granted in the Credit Agreement, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against the Mortgagor, the Property, or any one or more of them, at the sole discretion of the Administrative Agent; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon the Administrative Agent exercising or pursuing any remedy in relation to the Property prior to the Administrative Agent bringing suit to recover the Secured Obligations ; and (vi) in the event the Administrative Agent elects to bring suit on the Secured Obligations and obtains a judgment against the Mortgagor prior to exercising any remedies in relation to the Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at the Administrative Agent’s option.
     (k) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by the Administrative Agent from the Property or proceeds from insurance which the Administrative Agent elects to apply to the Secured Obligations pursuant to Article 3 hereof, shall be applied by the Administrative Agent in accordance with the Credit Agreement.
     Section 7.2 No Waiver, etc. Any failure by the Administrative Agent to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Administrative Agent, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor. Neither the Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Administrative Agent to comply with any request of the Mortgagor or by reason of the failure of the Administrative Agent to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of all or any portion of the Property and the Administrative Agent extending the time of payment or modifying the terms of any of the obligations secured hereby or the terms of this Mortgage without first having obtained the consent of the Mortgagor or such other person obligated as to the sums secured hereby, and, in the latter event, the Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by the Administrative Agent. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on all or any portion of the Property, the Administrative Agent may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for such indebtedness and may extend the time of payment or otherwise modify the terms of any of the obligations secured hereby and/or this Mortgage without impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of such indebtedness, as it may be so extended or modified, over any subordinate lien. The Administrative Agent may resort for the payment of the indebtedness secured hereby to any other security therefor held by the Administrative Agent in such order and manner as the Administrative Agent may elect.
     The exercise of any option in this instrument by the Administrative Agent shall not be deemed a waiver of its rights to exercise any other option; and the filing of a suit for collection of any Note and foreclosure of this instrument as a mortgage or for any other default hereunder shall not preclude sale pursuant to the power of sale contained in this instrument after a dismissal of the suit. No provision hereof shall be deemed to release the Mortgagor’s obligation to pay the interest, principal and other sums and charges secured hereby until such time as all thereof have been paid to the Administrative Agent in full. The Mortgagor agrees for itself, its successors and assigns, that the acceptance, before the expiration of the right of redemption and after the commencement of foreclosure proceedings of this Mortgage, of insurance proceeds, eminent domain awards, rents or anything else of value to be applied on or to the Mortgage indebtedness by Administrative Agent or any other Secured Party or any person or party holding under it shall not constitute a waiver of such foreclosure, and this agreement by the Mortgagor shall be that agreement referred to in 14 M.R.S.A. §6204, as may be amended, as necessary to prevent such waiver of foreclosure. This agreement by the Mortgagor is intended to apply to the acceptance and such application of any such proceeds, awards, rents and other sums or anything else of value whether the same shall be accepted from, or for the account of, the Mortgagor or from any other source whatsoever by the Administrative Agent or by any person or party holding under the Administrative Agent at any time or times in the future while any of the obligations secured hereby shall remain outstanding.
ARTICLE 8 — WAIVERS
     Section 8.1 Marshalling and Other Matters. The Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, the Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of the Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.
     Section 8.2 Waiver of Notice. The Mortgagor shall not be entitled to any notices of any nature whatsoever from the Administrative Agent except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Administrative Agent to the Mortgagor and except with respect to matters for which the Administrative Agent is required by applicable law to give notice, and the Mortgagor hereby expressly waives the right to receive any notice from the Administrative Agent with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by the Administrative Agent to the Mortgagor.
     Section 8.3 Waiver of Trial by Jury. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE MORTGAGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THE ADMINISTRATIVE AGENT IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE MORTGAGOR.
ARTICLE 9 — MISCELLANEOUS
     Section 9.1 Governing Law; Jurisdiction. This Mortgage shall be governed by and construed in accordance with applicable federal law and the laws of the state where the Property is located, without reference or giving effect to any choice of law doctrine. The Mortgagor hereby irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the state in which the Property is located in connection with any proceeding arising out of or relating to this Mortgage.
     Section 9.2 Notices. All notices or other written communications hereunder shall be given pursuant to Section 10.02 of the Credit Agreement.
     Section 9.3 No Oral Change. This Mortgage and any provisions hereof or thereof; may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Mortgagor or the Administrative Agent, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     Section 9.4 Liability. This Mortgage and each of the other Loan Documents to which the Mortgagor is a party shall be binding upon and inure to the benefit of the Mortgagor and the Administrative Agent and their respective successors and assigns forever.
     Section 9.5 Severability. If any term, covenant or condition of the Credit Agreement, this Mortgage or any other Loan Document is held to be invalid, illegal or unenforceable in any respect, the Credit Agreement, this Mortgage or such other Loan Documents shall be construed without such provision.
     Section 9.6 Headings, Etc. The headings and captions of various Sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
     Section 9.7 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
     Section 9.8 Entire Agreement. The Credit Agreement, this Mortgage and the other Loan Documents constitute the entire understanding and agreement between the Mortgagor and the Administrative Agent with respect to the transactions described herein and therein and supersede all prior written or oral understandings and agreements between the Mortgagor and the Administrative Agent and the Lenders with respect thereto. The Mortgagor hereby acknowledges that, except as incorporated in writing in the Credit Agreement, this Mortgage and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by the Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Credit Agreement, this Mortgage and the other Loan Documents. In the event of any conflict or inconsistency between this Mortgage and the Credit Agreement the provisions of the Credit Agreement shall prevail.
     Section 9.9 Relationship of the Mortgagor and the Administrative Agent. The relationship between the Mortgagor and the Administrative Agent is solely that of debtor and creditor, and the Administrative Agent has no fiduciary or other special relationship with the Mortgagor, and no term or condition of any of the Credit Agreement, this Mortgage and the other Loan Documents shall be construed so as to deem the relationship between the Mortgagor and the Administrative Agent to be other than that of debtor and creditor. The general partners, members, principals and (if the Mortgagor is a trust) beneficial owners of the Mortgagor are experienced in the ownership and operation of properties similar to the Property, and the Mortgagor and the Administrative Agent are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. The Mortgagor is not relying on the Administrative Agent’s expertise, business acumen or advice in connection with the Property. By accepting or approving anything required to be observed, performed or fulfilled or to be given to the Administrative Agent pursuant to this Mortgage, the Credit Agreement or the other Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, the Administrative Agent shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by the Administrative Agent.
     Section 9.10 Sole Discretion of the Administrative Agent. Wherever pursuant to this Mortgage or the other Loan Documents the Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Administrative Agent, the decision of the Administrative Agent to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of the Administrative Agent and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
     Section 9.11 Last Dollar Secured. This Mortgage secures only a portion of the Secured Obligations owing or which may become owing by the Mortgagor to the Secured Parties. The parties agree that any payments or repayments of the Secured Obligations shall be and be deemed to be applied first to the portion of the Secured Obligations that is not secured hereby, it being the parties’ intent that the portion of the Secured Obligations last remaining unpaid shall be secured hereby. This Mortgage shall be governed by the laws of the State of Maine.
     Section 9.12 Acknowledgement. The Mortgagor confirms and acknowledges its understanding that pursuant to 10 M.R.S.A. §1146(2), to the extent applicable, in order to maintain an action against the Administrative Agent or any other Secured Party with respect to a promise, contract or agreement to lend money, extend credit, forbear from collection of a debt or make any other accommodation for the repayment of a debt, such promise, contract or agreement (or some memorandum or note thereof) must be both (a) in writing and (b) signed by the Administrative Agent or such other Secured Party.
     Section 9.13 Variable Interest Rate. Under the terms and provisions of the evidence of indebtedness secured hereby, the interest rate payable thereunder may be variable. The purpose of this paragraph is to provide record notice of the right of the Secured Parties, their successors and assigns, to increase or decrease the interest rate on any indebtedness secured hereby where the terms and provisions of such indebtedness provide for a variable interest rate.
     This Mortgage is also upon the STATUTORY CONDITION, for any breach of which, or for any breach of any other of the covenants, conditions, agreements and obligations of the Mortgagor herein contained, or upon the occurrence of any of the events specified as an Event of Default in this Mortgage or if the whole of the principal sum of and the interest on the Secured Obligations shall become due, the Administrative Agent shall have the STATUTORY POWER OF SALE.
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     IN WITNESS WHEREOF, the Mortgagor has duly executed this Mortgage as an instrument under seal as of the day and year first above written.

Witness:		SMITH & WESSON CORP.

/s/ Nancy G. Houston		By:	/s/ John A. Kelly
Print Name:	Nancy G. Houston		John A. Kelly, Chief Financial Officer and Treasurer

STATE OF Arizona

Maricopa, SS.	November 30, 2007
     Personally appeared before me John A. Kelly, Chief Financial Officer and Treasurer of Smith & Wesson Corp., and acknowledged the foregoing instrument to be his free act and deed in such capacity, and the free act and deed of said corporation.

/s/ Sandra K. Weeks

Notary Public
Print Name: Sandra K. Weeks

My commission expires: 4-11-09
[Seal]
[Signature Page to Maine Mortgage]

EXHIBIT A
Legal Description
The land, with the buildings and improvements now or hereafter located thereon, located in the Town of Houlton, County of Aroostook, State of Maine, and bounded and described as follows:
(See attached 5 page legal description)